Exhibit 23.4

Clayton Utz
Lawyers
Level 34
No. 1 O’Connell Street
Sydney NSW 2000
Australia

PO Box H3
Australia Square
Sydney NSW 1215
DX 370 Sydney

T +61 2 9353 4000
F +61 2 8220 6700
www.claytonutz.com

Barrick (PD) Australia Finance Pty Ltd

Level 10

2 Mill Street

Perth WA 6000

Australia

Barrick Gold Corporation

Brookfield Place, Canada Trust Tower

161 Bay Street, Suite 3700

Toronto Ontario

M5J 2S1

Canada

6 November 2009

Our reference: 657/17216/21719037

Dear Sirs

Registration Statement on Form F-9 and Form F-4 of Barrick (PD) Australia Finance Pty Ltd ACN 139 909 934 and Barrick Gold Corporation

We have acted as Australian legal advisors to Barrick (PD) Australia Finance Pty Ltd ACN 139 909 934 and Barrick Gold Corporation (together, the Registrants) in connection with the registration statement on Form F-9 and Form F-4 (Registration Statement) being filed today by the Registrants with the Securities and Exchange Commission under the United States Securities Act of 1933, as amended.

We acknowledge that we are referred to under the headings “Description of the Notes—Enforceability of Judgments” and “Legal Matters” in the preliminary short form prospectus forming a part of the Registration Statement and we hereby consent to such use of our name in the Registration Statement.

Sincerely,

/s/ Clayton Utz
Clayton Utz